Form 4 Joint Filer Information

Name: SZ Investments, L.L.C.
Name: EGI-Fund (05-07) Investors, L.L.C.
Name: Chai Trust Company, LLC

Address for each:

Two North Riverside Plaza, Suite 600
Chicago, Illinois 60606

Designated Filer:

SZ Investments, L.L.C.

Issuer and Ticker Symbol:

Covanta Holding Company (CVA)

Date of Event Requiring Statement:

November 25, 2008

SZ INVESTMENTS, L.L.C.
EGI-FUND (05-07) INVESTORS, L.L.C.

Each by: /s/ PHILIP G. TINKLER
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Name: Philip G. Tinkler
Title: Vice President

CHAI TRUST COMPANY, LLC

By: /s/ JAMES G. BUNEGAR
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Name: James G. Bunegar
Title: Vice President